SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exhange Act of 1934


                                 April 26, 2006
                        (Date of earliest event reported)



                            THE TOPPS COMPANY, INC.
             (Exact name of registrant as specificed in its charter)

                                    Delaware
                  (State or other jurisdiction of corporation)

                                   001-15817
                             (Commission File No.)

                                   11-2849283
                      (I.R.S. Employer Identifcation No.)

                       One Whitehall, New York, NY 10004
               (Address of principal executive offices) (Zip code)

                                 (212) 376-0300
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)


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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On April 26, 2006, The Topps Company, Inc. (the "Company") and The Hershey Company ("Hershey") mutually agreed to enter into a letter agreement (the "Letter Agreement") terminating the Manufacturing Agreement between the parties dated March 13, 1998 (the "Manufacturing Agreement").


Under the Manufacturing Agreement, Hershey was the exclusive supplier of Bazooka bubble gum distributed by the Company in the United States. In exchange for certain rates to be paid by the Company to Hershey for certain production quantities of Bazooka bubble gum in 2005 and 2006, and upon a reconciliation of all amounts past due, the parties agreed to terminate the Manufacturing Agreement. The Company has arranged for another supplier to manufacture Bazooka bubble gum for sale and distribution in the United States.

The above summary of the termination of the Manufacturing Agreement is qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:


10.1 Letter Agreement between The Topps Company, Inc. and The Hershey Company dated April 26, 2006.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 26, 2006



THE TOPPS COMPANY, INC.

By:    s/  Catherine K. Jessup
    ---------------------------
Name:      Catherine K. Jessup
Title: Vice President CFO & Treasurer

EXHIBIT INDEX

Exhibit
 Number             Description

10.1 Letter Agreement between The Topps Company, Inc. and The Hershey Company dated as of April 26, 2006.